UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2009

Varian, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-25393

(Commission File Number)

77-0501995

(IRS Employer Identification No.)

3120 Hansen Way, Palo Alto, California	94304-1030
(Address of principal executive offices)	(Zip Code)

(650) 213-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(1)	Approval of New Forms of Restricted Stock Agreements

On March 13, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Varian, Inc. (the “Company”), which administers the Company’s Omnibus Stock Plan (the “OSP”), approved new forms of Restricted Stock Agreements for grants under the OSP of restricted shares of the Company’s common stock to executive officers. Copies of those forms of Restricted Stock Agreements are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K (which Exhibits are incorporated herein by reference).

General Terms. Both forms of Restricted Stock Agreements provide for the grant of shares of Company common stock subject to a vesting schedule. The recipient must pay a purchase price per share equal to the par value of the Company’s common stock ($0.01), which will be deemed paid through the recipient’s services rendered to the Company. The Company will withhold a portion of the shares subject to the grant to cover applicable tax withholdings, unless the Company requires or otherwise permits the recipient to make alternate arrangements satisfactory to the Company.

Vesting. Shares of restricted stock will vest as determined by the Committee and require achievement of a performance goal (Operating Cash Flow) and otherwise generally require the recipient to remain continuously employed by the Company (or an affiliate of the Company) through each applicable vesting date. Shares of restricted stock will be held in escrow until vesting.

Generally, shares of restricted stock that have not vested by the time of a recipient’s termination of service with the Company will be forfeited. However, one form of Restricted Stock Agreement approved by the Committee (the form attached as Exhibit 10.1) provides that, in the event of the recipient’s death or Disability (as such term is defined in the OSP) while he or she is an employee, the recipient will be entitled to vest on the date of termination (or, if later, on the date the Committee determines achievement of the performance objective) in a certain number of the shares of restricted stock (determined in accordance with the terms and conditions of the Restricted Stock Agreement) depending on the date of the recipient’s death or Disability.

The second form of Restricted Stock Agreement approved by the Committee (the form attached as Exhibit 10.2) provides that, in the event of the recipient’s death, Disability (as such term is defined in the OSP) or Retirement (as such term is defined pursuant to the Company’s retirement policies as they may be established from time to time) while he or she is an employee, the recipient will be entitled to vest on the date of termination (or, if later, on the date the Committee determines achievement of the performance objective) in a certain number of the shares of restricted stock (determined in accordance with the terms and conditions of the Restricted Stock Agreement) depending on the date of the recipient’s death, Disability or Retirement.

Stockholder Rights. A recipient of shares of restricted stock generally will have the rights of a Company stockholder, including voting rights and the right to receive dividends and distributions, with respect to the shares upon their issuance, recordation and delivery to the recipient or escrow agent.

This description of the forms of Restricted Stock Agreements is fully qualified by reference to those Agreements as attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2.

(2)	Approval of Restricted Stock Grants

On March 13, 2009, the Committee approved the following restricted stock grants under the OSP to the Company’s Named Executive Officers:

Shares
Garry W. Rogerson Chairman and Chief Executive Officer	22,700
G. Edward McClammy Senior Vice President and Chief Financial Officer	8,000
Martin O’Donoghue Senior Vice President, Scientific Instruments	8,000
Sergio Piras Senior Vice President, Vacuum Technologies	6,200
A. W. Homan Senior Vice President, General Counsel and Secretary	8,000

For the Named Executive Officers other than Mr. McClammy, these grants were made subject to the terms of the form of Restricted Stock Agreement approved by the Committee at the same meeting and attached to this Current Report on Form 8-K as Exhibit 10.1.

Mr. McClammy’s grant was made subject to the terms of the form of Restricted Stock Agreement approved by the Committee at the same meeting and attached to this Current Report on Form 8-K as Exhibit 10.2.

The vesting of these restricted shares will require achievement of a targeted level of Operating Cash Flow (as set by the Committee) for the performance period that begins with the first business day of the second quarter of fiscal year 2009 and ends on the last business day of the first quarter of fiscal year 2010 (the “Performance Period”). The targeted level of Operating Cash Flow is expressed as the percentage calculated by dividing Operating Cash Flow by Net Income (Operating Cash Flow and Net Income to be calculated as defined in the OSP, except that Operating Cash Flow will be calculated excluding (1) any cash impact of curtailing or settling defined benefit pension plans, or making any legally-required one-time funding contribution to a defined benefit pension plan as a result of a new legal requirement, (2) any adverse cash impact of acquisitions contemplated or completed during the Performance Period, (3) any cash outlays and proceeds shared with Varian Medical Systems, Inc. and/or Varian Semiconductor Equipment Associates, Inc. under the Distribution Agreement, (4) any net cash proceeds from any divestiture, (5) any adverse cash impact of consolidating or relocating operations or support functions in order to reduce costs (including income taxes), and (6) any adverse cash impact of non-recurring costs to transition to internal magnet supply, to the extent any of the foregoing items would otherwise impact the calculation of Operating Cash Flow as defined in the OSP). If the targeted level of Operating Cash Flow is achieved for the Performance Period, vesting of these restricted shares will then generally depend on continued employment through each specified vesting date, as set forth in the applicable Restricted Stock Agreement.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Exhibit Title or Description

10.1*	Form of Restricted Stock Agreement between Varian, Inc. and Certain Executive Officers (used beginning March 13, 2009).

10.2*	Form of Restricted Stock Agreement between Varian, Inc. and Certain Executive Officers (used beginning March 13, 2009).

*	Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARIAN, INC. (Registrant)

By	/s/ G. Edward McClammy
G. Edward McClammy
Senior Vice President and Chief Financial Officer

Date: March 17, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

10.1*	Form of Restricted Stock Agreement between Varian, Inc. and Certain Executive Officers (used beginning March 13, 2009).

10.2*	Form of Restricted Stock Agreement between Varian, Inc. and Certain Executive Officers (used beginning March 13, 2009).

*	Management contract or compensatory plan or arrangement.